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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF RILEY, CALDWELL, CORK & ALVIS, P.A.]

                               September 29, 2005

Board of Directors
BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi  38804

      Re: Registration Statement on Form S-4

Ladies and Gentlemen:

      We are acting as counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,158,854 shares of Company common stock (the "Shares"), $2.50 par value per share, pursuant to the above-captioned registration statement (the "Registration Statement"). As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued and delivered upon payment therefor in the manner and on the terms described in or incorporated by reference into the Registration Statement (after the same is effective), will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the proxy statement/prospectus included in the Registration Statement.

                                             Very truly yours,

                                             Riley, Caldwell, Cork & Alvis, P.A.

                                             /s/ PAT CALDWELL

                                             PAT CALDWELL